[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Entity # C34406-2004 Document Number: 20050061229-57 Date Filed: 3/14/2005 2:09:58 PM In the office of /s/ Dean Heller Dean Heller Secretary of State
Articles of Merger
(PURSUANT TO NRS 92A.200)

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200).

INTERNET INFINITY, INC.
Name of merging entity

	Delaware	corporation
	Jurisdiction	Entity type

and,

INTERNET INFINITY, INC.
Name of surviving entity

	Nevada	corporation
	Jurisdiction	Entity type

Exhibit 2.3
Page 1 of 6 Pages

Articles of Merger
(PURSUANT TO NRS 92A.200)

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190): N/A

3)	(Choose one)

	[X]	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

	[ ]	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200):

	(a)	Owner’s approval was not required from: N/A

Exhibit 2.3
Page 2 of 6 Pages

Articles of Merger
(PURSUANT TO NRS 92A.200)

(b)	The plan was approved by the required consent of the owners of:

INTERNET INFINITY, INC., a Delaware corporation
Name of merging entity

and, or:

INTERNET INFINITY, INC., a Nevada corporation
Name of surviving entity

Exhibit 2.3
Page 3 of 6 Pages

Articles of Merger
(PURSUANT TO NRS 92A.200)

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160): N/A

Exhibit 2.3
Page 4 of 6 Pages

Articles of Merger
(PURSUANT TO NRS 92A.200)

5)	Amendments, if any, to the articles or certificate of the surviving entity: None.

4)	Location of Plan of Merger (check a or b):

	___	(a)	The entire plan of merger is attached;

or,

	X	(b)
The entire plan of merger is on file at the registered office of the surviving corporation, limited liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date: when filed.

Exhibit 2.3
Page 5 of 6 Pages

Articles of Merger
(PURSUANT TO NRS 92A.200)

8)	Signatures

INTERNET INFINITY, INC., a Delaware corporation
Name of merging entity

	/s/ George Morris	President	03/02/2005

INTERNET INFINITY, INC., a Delaware corporation
Name of surviving entity

	/s/ George Morris	President	03/02/2005

Exhibit 2.3
Page 6 of 6 Pages